EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements No.'s 33-68354, 333-27827, and 333-62653, each on Form S-8 of Industrial Holdings, Inc., of our report dated January 22, 1998, on the financial statements of WHIR Acquisition, Inc. dba Ameritech Fastener Manufacturing, Inc.




WEINSTEIN SPIRA & COMPANY, P.C.

Houston, Texas
June 8, 2000

                                      EX-7